UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

A.	The Hanover Insurance Group, Inc. Revolving Credit Facility

On November 12, 2013, The Hanover Insurance Group, Inc. (the “Company”), as Borrower, entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, Lloyds Bank PLC and Wells Fargo Bank, National Association, as co-syndication agents, and various other lender parties. The Credit Agreement provides for a five-year unsecured revolving credit facility for the Company not to exceed $200,000,000 at any one time outstanding, with the option to increase the facility up to $300,000,000, in increments of $10,000,000 (assuming no default and satisfaction of other specified conditions, including the receipt of additional lender commitments). The Credit Agreement also includes a subfacility of $50,000,000 for standby letters of credit. The Company may use the line of credit for general corporate purposes for itself and its subsidiaries. This Credit Agreement replaces the credit agreement dated August 2, 2011, among the Company, Wells Fargo Bank, National Association, as administrative agent, and various other lender parties, which credit agreement the Company voluntarily terminated effective November 12, 2013.

When a borrowing under the new credit facility is an ABR Loan, interest on such a loan is payable quarterly, at a rate per annum equal to the Alternative Base Rate (the highest of (a) the prime commercial lending rate of the administrative agent; (b) the Federal Funds Rate plus  1⁄2 of 1%; and (c) the Adjusted LIBO Rate for a one-month interest period plus 1%), plus the applicable margin, which ranges from 0.25% to 0.625%, depending on the Company’s debt rating. When a borrowing under the facility is a Eurodollar Loan, interest on such loan is payable in one, two or three-month intervals, at a rate per annum equal to the applicable Adjusted LIBO Rate for the applicable interest period plus the applicable margin, which ranges from 1.25% to 1.625%, depending on the Company’s debt rating. Fees on outstanding letters of credit are payable quarterly, and range from 1.25% to 1.625%, depending on the Company’s debt rating, of the average daily aggregate stated amount of such letters of credit.

The Credit Agreement contains financial covenants substantially similar to those in its prior credit agreement that require the Company and its subsidiaries to maintain a specified minimum net worth, restrict the Company and its subsidiaries from exceeding a specified leverage ratio and require certain of the Company’s subsidiaries to maintain a minimum Risk-Based Capital ratio. In addition, the Credit Agreement contains covenants that limit the Company’s and its subsidiaries’ ability, among other things, to incur or assume certain debt, grant liens on its property, merge or consolidate, dispose of assets, materially change the nature or conduct of its business and make restricted payments (except, in each case, as provided by certain exceptions). The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, and change of control. If such an event of default occurs, the lenders under the Credit Agreement would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement. The credit facility expires on November 12, 2018, with an option, subject to approval of the lender parties, to extend for an additional year.

The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the Credit Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. As of November 15, 2013, there were no advances against this line of credit.

B.	Chaucer Holdings plc Standby Letter of Credit Facility and Guaranty

Chaucer Holdings plc (“Chaucer”), a wholly-owned, indirect subsidiary of The Hanover Insurance Group, Inc. (the “Company”), has amended and restated its existing Standby Letter of Credit Facility, currently used to provide Funds at Lloyd’s for the 2013 year of account and prior open years of account, with an Amended and Restated Standby Letter of Credit Facility for the 2014 and 2015 years of account and each open prior year of account (the “Amended Facility”). The following is a description of the Amended Facility and related Company Guaranty.

Amended Facility Agreement

On November 15, 2013, Chaucer, as account party, and The Hanover Insurance International Holdings Limited (formerly known as 440 Tessera Limited, a wholly-owned subsidiary of the Company and the parent of Chaucer) and certain subsidiaries of Chaucer, as guarantors, entered into an Amendment and Restatement Agreement for an Amended and Restated Standby Letter of Credit Facility Agreement (the “Amended Facility Agreement”) with the lenders party thereto from time to time, Lloyds Bank plc, Barclays Bank PLC and The Royal Bank of Scotland plc as mandated lead arrangers and Lloyds Bank plc as bookrunner, overdraft provider, facility agent of the other Finance Parties (as defined therein) and security agent to the Secured Parties (as defined therein). The Amended Facility Agreement amends and restates the $180,000,000 Standby Letter of Credit Facility entered into by Chaucer on November 28, 2011, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2011. The Amended Facility Agreement will become effective upon receipt of approval from the Society of Lloyd’s, which approval is expected to be received no later than November 27, 2013.

The Amended Facility Agreement provides for a U.K. Sterling denominated letter of credit facility for Chaucer, not to exceed £130,000,000 outstanding at any one time, with the option to increase the amount available for issuances of letters of credit to £195,000,000 in the aggregate on one occasion only during the term of the Amended Facility Agreement (subject to the consent of all Lenders thereunder and assuming no default and satisfaction of other specified conditions). Chaucer intends to use the letters of credit as “Funds at Lloyd’s” to provide regulatory capital supporting Chaucer’s underwriting through its managed Lloyd’s syndicates for the 2014 and 2015 years of account and each prior open year of account. A letter of credit commission fee on outstanding letters of credit is payable quarterly, and ranges from 1.375% to 1.75% per annum, depending on the Company’s credit ratings, for letters of credit that are not cash collateralized. The letter of credit commission fee on any portion of any letter of credit that is cash collateralized is 0.275% per annum. A commitment fee in respect of the unutilized commitments under the Amended Facility Agreement is payable quarterly, and ranges from 0.55% to 0.70% per annum, depending on the Company’s credit ratings. Chaucer is also required to pay customary agency fees.

The Amended Facility Agreement contains covenants that limit the ability of Chaucer and its subsidiaries and guarantors thereunder, among other things, to incur or assume certain debt, merge or reconstruct, dispose of assets and materially change the nature or conduct of its business or investment strategy (except, in each case, as provided by certain exceptions). The Amended Facility Agreement also contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of insolvency, certain events under ERISA, noncompliance with certain final judgments, change of control and material adverse effect. If such an event of default occurs, the lenders under the Amended Facility Agreement would be entitled to take various actions, including the acceleration of amounts due under the Amended Facility Agreement, requiring Chaucer to cash collateralize outstanding letters of credit and cancelling the Amended Facility Agreement. Letters of credit are available for issuance under the Amended Facility Agreement until December 31, 2014. No letters of credit issued under the Amended Facility Agreement may expire after December 31, 2018.

As of November 15, 2013, there was a $180,000,000 letter of credit outstanding under the current facility issued to the Society of Lloyd’s. Upon the effective date of the Amended Facility Agreement, which is expected to be no later than November 27, 2013, the existing $180,000,000 letter of credit will be amended to be a £130,000,000 letter of credit outstanding.

Guaranty Agreement

Also on November 15, 2013, the Company entered into a Guaranty Agreement (the “Guaranty Agreement”) with Lloyds Bank plc, as Facility Agent and Security Agent (each as defined therein), pursuant to which the Company unconditionally guarantees the obligations of Chaucer under the Amended Facility Agreement. The Guaranty Agreement contains certain financial covenants that require the Company to maintain a minimum net worth, a minimum risk-based capital ratio at the Company’s principal U.S. operating insurance companies and a maximum leverage ratio, and certain negative covenants that limit the Company’s and its subsidiaries’ ability, among other things, to incur or assume certain debt, grant liens on its property, merge or consolidate, dispose of assets, materially change the nature or conduct of its business and make restricted payments (except, in each case, as provided by certain exceptions). The Guaranty Agreement also contains certain customary representations and warranties. The Guaranty Agreement contains terms and conditions substantially similar to the existing guaranty agreement the Company has in place with Lloyds Bank plc in connection with Chaucer’s current facility, and the Guaranty Agreement will replace the existing guaranty agreement upon the effectiveness of the Amended Facility Agreement, which is expected to occur no later than November 27, 2013.

The above summaries of the Amended Facility Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Facility Agreement and the Guaranty Agreement. Copies of the Amended Facility Agreement and the Guaranty Agreement are included as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Concurrent with the Company’s entry into the Credit Agreement, the Company voluntarily terminated its existing four-year $200,000,000 credit agreement, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2011, entered into by the Company, Wells Fargo Bank, National Association, as administrative agent, and various other lender parties.

Concurrent with the effectiveness of the Amended Facility Agreement, the Company’s existing guaranty agreement, dated November 28, 2011, between the Company and Lloyds Bank plc, previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2011, will terminate.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are furnished herewith.

Exhibit 10.1	Credit Agreement, dated November 12, 2013, among The Hanover Insurance Group, Inc., as Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and various other lender parties.

Exhibit 10.2	Amendment and Restatement Agreement with Amended and Restated Standby Letter of Credit Facility Agreement, dated November 15, 2013, among Chaucer Holdings plc and the lenders party thereto from time to time, Lloyds Bank plc, Barclays Bank PLC and The Royal Bank of Scotland plc as mandated lead arrangers and Lloyds Bank plc as bookrunner, overdraft provider, facility agent of the other Finance Parties (as defined therein) and security agent to the Secured Parties (as defined therein).

Exhibit 10.3	Guaranty Agreement, dated November 15, 2013, among The Hanover Insurance Group, Inc. and Lloyds Bank plc, as Facility Agent and Security Agent (each as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: November 18, 2013	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General Counsel and Asst. Secretary

EXHIBIT INDEX

Exhibit 10.1	Credit Agreement, dated November 12, 2013, among The Hanover Insurance Group, Inc., as Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and various other lender parties.

Exhibit 10.2	Amendment and Restatement Agreement with Amended and Restated Standby Letter of Credit Facility Agreement, dated November 15, 2013, among Chaucer Holdings plc and the lenders party thereto from time to time, Lloyds Bank plc, Barclays Bank PLC and The Royal Bank of Scotland plc as mandated lead arrangers and Lloyds Bank plc as bookrunner, overdraft provider, facility agent of the other Finance Parties (as defined therein) and security agent to the Secured Parties (as defined therein).

Exhibit 10.3	Guaranty Agreement, dated November 15, 2013, among The Hanover Insurance Group, Inc. and Lloyds Bank plc, as Facility Agent and Security Agent (each as defined therein).

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